UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report:  April 17, 2013

Date of earliest event reported:  April 12, 2013

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2800 East 13th Street Ames, Iowa	50010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (515) 239-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 1, 2013, Sauer-Danfoss Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Danfoss A/S, a corporation organized under the laws of Denmark (“Danfoss”), and Danfoss Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Danfoss (“Merger Sub”).  Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub commenced a tender offer (the “Offer”) to acquire all shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) that were not already owned by Danfoss and its subsidiaries (other than the Company and its subsidiaries, the “Danfoss Group”) at a purchase price of $58.50 per share in cash, without interest and less any required withholding tax (the “Offer Price”), subject to the terms and conditions set forth in the Offer to Purchase dated March 15, 2013, and the related Letter of Transmittal, each as amended and supplemented from time to time.

The Offer and withdrawal rights expired at 12:00 midnight, New York City time, on Thursday, April 11, 2013.  The Company was advised that, as of such time, a total of 9,864,864 shares of Company Common Stock were validly tendered and not withdrawn in the Offer (including 596,877 Shares tendered by notice of guaranteed delivery).  The total of 9,864,864 Shares tendered in the Offer represents a majority of the shares of Company Common Stock not owned by (i) the Danfoss Group and its affiliates, (ii) the officers and directors of any member of the Danfoss Group or its affiliates and (iii) the officers and directors of the Company. The number of shares of Company Common Stock tendered in the Offer, together with the shares of Company Common Stock already owned by the Danfoss Group, represents approximately 95.9% of the outstanding shares of Company Common Stock.  Danfoss accepted for payment all validly tendered shares of Company Common Stock.

Merger Sub completed its acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger and becoming a wholly-owned subsidiary of Danfoss (the “Merger”), in accordance with the short-form merger provisions of the Delaware General Corporation Law (the “DGCL”). The Merger became effective (the “Effective Time”) on April 12, 2013 at 11:53 a.m., upon the filing by Merger Sub of a certificate of ownership and merger with the Secretary of State of the State of Delaware.

The total cost to acquire all outstanding shares of Company Common Stock pursuant to the Offer and the Merger is approximately $700 million. The source of the funds for the acquisition of the Company, including to pay related fees and expenses, was provided by Danfoss from cash on hand and borrowings under Danfoss’ existing general purpose revolving credit facilities.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2013 and is incorporated herein by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 12, 2013, the Company notified the New York Stock Exchange (the “NYSE”) of the completion of the Merger and requested that trading of the Company Common Stock on the NYSE be suspended.  As a result of the Merger, the Company no longer meets the numerical listing requirements of the NYSE. On April 15, 2013, NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Common Stock. Trading of the Company Common Stock on the NYSE was suspended following the closing of trading on April 12, 2013. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.

Item 3.03.                                        Material Modification to Rights of Security Holders.

At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than (A) shares of Company Common Stock held in the treasury of the Company or owned by Merger Sub, Parent or any wholly owned subsidiary of Parent or the Company, in each case immediately prior to the Effective Time, and (B) any shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such shares of Company Common Stock pursuant to, and who complies in all respects with, Section 262 of the DGCL, were canceled and converted into the right to receive in cash an amount per share equal to the Offer Price, without interest and less any required withholding tax (the “Merger Consideration”).

At the Effective Time, and without any action on the part of any holder thereof, each restricted share granted to non-employee directors of the Company pursuant to the Sauer Danfoss Inc. 2006 Omnibus Incentive Plan (“Restricted Share”) that is outstanding and subject to restrictions immediately prior to the Effective Time was terminated and canceled and each holder of a Restricted Share became entitled to receive an amount equal to the Merger Consideration.

The information set forth under Item 3.01 above is hereby incorporated by reference into this Item 3.03.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013 effective upon the consummation of the Merger, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board: Eric Alstrom, Niels B. Christiansen, Jørgen M.  Clausen, Kim Fausing, Richard J.  Freeland, Per Have, William E. Hoover, Jr., Johannes F.  Kirchhoff, Anders Stahlschmidt, and Steven H. Wood.

Pursuant to the terms of the Merger Agreement, on April 12, 2013, the sole director of Merger Sub immediately prior to the Effective Time, which was Anders Stahlschmidt, became the sole director of the Company following the consummation of the Merger. Later on April 12, 2013, Mr. Christiansen, Mr. Fausing, and Mr. Have were appointed as directors of the Company and Mr. Stahlschmidt resigned as a director of the Company.

Item 5.03.                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to conform to Exhibit B of the Merger Agreement (the “New Certificate of Incorporation”).  A copy of the New Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is Sauer-Danfoss Inc. (the “New Bylaws”).  A copy of the New Bylaws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

The foregoing descriptions of the New Certificate of Incorporation and New Bylaws of the Company do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUER-DANFOSS INC.

Dated: April 17, 2013	By:	/s/ Kenneth D. McCuskey
Kenneth D. McCuskey Vice President and Chief Accounting Officer, Secretary